Exhibit 24

POWER OF ATTORNEY

For Executing Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G

Know all by these presents, that the undersigned hereby constitutes and appoints each of Sharon Adamson, Patrick R. McDonald and Kevin D. Struzeski, signing singularly, as the undersigned’s true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned, (a) in the undersigned’s capacity as an affiliate of Carbon Natural Gas Company (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder (b) Form 144 and (c) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form 144 or Schedules 13D or 13G (including amendments thereto) and timely file such forms or schedules with the United States Securities and Exchange Commission and any stock exchange, self-regulatory association or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of either such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such signing attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G (including amendments thereto) with respect to the undersigned’s holdings of and transactions in securities relating to the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of July 20, 2011.

YORKTOWN IX ASSOCIATES LLC

By: /s/ Bryan H. Lawrence
Name: Bryan H. Lawrence
Title: Managing Member